UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VIRGIN MOBILE USA, INC.

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On July 28, 2009, Daniel H. Schulman, Chief Executive Officer of Virgin Mobile, issued the following email to all Virgin Mobile employees:

Subject: VIRGIN MOBILE USA – THE NEXT GENERATION

Folks,

Over the last seven years, Virgin Mobile USA has continuously re-invented itself, adapting to the marketplace and creating new paths to keep advancing to the next level. We are now taking an exciting and strategic step forward that will launch us across a new threshold.

This morning, Sprint Nextel and Virgin Mobile USA issued a press release announcing a definitive agreement for Sprint to purchase Virgin Mobile. A copy of the press release appears: http://newsreleases.sprint.com/phoenix.zhtml?c=127149&p=irol-newsArticle_newsroom&ID=1312854&highlight=. Our company will be brought together with Boost into a new business unit that will be focused on aggressive growth and becoming the clear leader in prepaid wireless. I am proud to lead this new business division of Sprint, and am happy to report that Virgin Mobile will remain intact, here in New Jersey. All of the hard work we’ve done to build the company is being recognized in this transaction.

Our launch in 2002 was a bold step, seeking to change the game in wireless by redefining the prepaid market. We continued in this spirit with Virgin Mobile Rising and many other initiatives, and our success is the direct result of everyone’s commitment and hard work. This transaction builds upon our track record of being willing and able to take new and meaningful steps to deliver the best value for shareholders and customers and, at the same time, create challenging and rewarding opportunities for employees.

Sprint has been a dedicated and responsive partner, first as one of our two founding joint owners and, since we became a public company, as a supportive network partner and strategic investor. They have built Boost into a successful business, and have shown their commitment to growing prepaid. I look forward to being able to bring together the strong capabilities of our organizations. Matt Carter, currently president of Boost, will continue to lead that operation as part of the prepaid division.

We expect this deal to close in Q4 2009. Our first priority as we go through the rest of the year must be to remain focused on our customers and on continuing to run the business. We have a number of initiatives to deliver on, including the launch of the LG Rumor2, the Virgin Mobile FreeFest in August, and the need to prepare for the critical holiday season.

Virgin Mobile customers, both prepaid and postpaid, will feel no interruption in service, and experience no impact in the short term. As we go into next year, we should be able to offer more competitive offers, more sophisticated handsets, and a broader range of data services.

Between now and closing in Q4, there are numerous details and decisions still to be finalized. Until the closing, Virgin Mobile USA and Boost will continue to operate independently. Your department head will be meeting with you shortly to provide additional information and gather questions you may have.

We believe this is both a necessary and exciting transaction that enables us to compete and grow in this rapidly changing industry. We also believe this is the right time to align ourselves with a larger wireless player like Sprint. We have unique strengths and capabilities and, as a stand-alone company, have been able to move fast and decisively. Sprint is committed to grow its prepaid business and will now provide us with the resources and leverage to go after the market more aggressively. They also recognize that we will be more successful if we retain our agility and culture by remaining a relatively independent business unit. I should also note that all of VMU’s outstanding debt will be retired at the close of the transaction.

Other Virgin Mobile companies around the world, including Virgin Media in the UK and, more recently, Virgin Mobile Canada have shown how transactions like this can preserve the best of a Virgin Mobile company, while enabling them to be a stronger competitor in their market.

We should all be proud of what we have achieved in successfully building our company in a fast-moving and highly competitive market. Together we have celebrated many milestones along this journey and, while this will close a major chapter of our company’s story and bring many changes, I hope we can create even more opportunities and continue to grow going forward.

Today at 3:00 pm local time in New Jersey and 12:00 noon local time in Los Angeles, we will hold all-employee meetings in both locations; I am in Warren and David is in California. We look forward to hearing your reactions, answering as many questions as we can, and providing additional context for this exciting development. We will be working to develop our new business and organizational plans in the coming months and will share more information as soon as possible.

I look forward to talking with you at our all-employee meeting.

Dan

Safe Harbor

This report includes forward-looking statements regarding the proposed acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular information regarding the rate of growth in the prepaid wireless segment, expected synergies from the acquisition, and whether and when the transactions contemplated by the merger agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: the failure to realize synergies as a result of operational efficiencies, streamlined distribution and general and administrative reductions in the timeframe expected or at all; unexpected costs or liabilities; the result of the review of the proposed transaction by various regulatory agencies, and any conditions imposed in connection with the consummation of the transaction; approval of the transaction agreement by the stockholders of Virgin Mobile and satisfaction of various other conditions to the closing of the transaction contemplated by the transaction agreement; and the risks that are described from time to time in Sprint Nextel’s and Virgin Mobile’s respective reports filed with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009 of each of Sprint Nextel and Virgin Mobile. This report speaks only as of its date and Sprint Nextel and Virgin Mobile disclaim any duty to update the information herein.

Important Additional Information will be Filed with the SEC

In connection with the proposed transaction, Sprint Nextel will file a registration statement on Form S-4 with the SEC. VIRGIN MOBILE STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Virgin Mobile. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Virgin Mobile Investor Relations at investorrelations@virginmobileusa.com or 908-607-4108. In addition, investors and security holders may access copies of the documents filed with the SEC by Virgin Mobile on its web site at www.virginmobileusa.com, when they become available.

Participants in Solicitation

Sprint Nextel, Virgin Mobile and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning Sprint’s participants is set forth in the proxy statement dated March 30, 2009 for Sprint Nextel’s 2009 annual meeting of shareholders as filed with the SEC on Schedule 14A. Information concerning Virgin Mobile’s participants is set forth in the proxy statement dated April 7, 2009 for Virgin Mobile’s 2009 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Sprint Nextel and Virgin Mobile in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC.